Exhibit 10.119

Exclusivity Side Letter

From:	General Maritime Management LLC (“Genmar”)
c/o General Maritime Corp.
299 Park Avenue
2nd Floor
New York, NY 10171
Fax No: +1 212 763 5603
Attention: Sean Bradley

To:	Unipec UK Company Limited (“Unipec”)
Lawn House
74 Shepherd’s Bush Green
London W12 8QE
Fax No: +44 20 8811 8581
Attention: Matthew Lambert

November 30, 2012

Dear Sirs

Exclusivity in Pooling Re: Unique Tankers LLC (“Unique”)

1.                                      In consideration of Genmar’s wholly-owned subsidiary, Unique, entering into an agency agreement between Unique and Unipec, dated the date hereof (the “Agency Agreement”), the premises and the mutual covenants and agreements contained herein and other valuable consideration, Genmar and Unipec agree that, from the date hereof until the termination of the Agency Agreement, Genmar, or their affiliates, shall not, directly or indirectly, solicit, initiate, encourage or take any other action that constitutes, or could reasonably be expected to lead to, establish and operate any VLCC or Suezmax tanker vessel without the prior written approval of Unipec.

2.                                      Genmar represents and warrants to Unipec, and Unipec represents and warrants to Genmar, that:

2.1                               it is duly organized and in good standing under the jurisdiction in which it is organized;

2.2                               it has full power and authority to execute, deliver and perform the terms of this letter;

2.3                               this letter constitutes its legal, valid and binding obligations, enforceable against it in accordance with its terms

3.                                      Any notice or other information required or permitted to be given by either party hereto under the provisions of this letter shall be addressed as follows:

3.1                               If to the Genmar to:

Address:	c/o General Maritime Corp.
299 Park Avenue
2nd Floor
New York, NY 10171
Fax No:	+1 212 763 5603
Attention:	Sean Bradley

3.2                               If to Unipec to:

Address:	Lawn House
74 Shepherd’s Bush Green
London W12 8QE
Fax No:	+44 20 8811 8581
Attention:	Matthew Lambert

All such notices shall be sent by prepaid courier or by facsimile transmission and shall be written in the English language.

Any communication or notice to be made or delivered by one party to another pursuant to this letter shall:

(i)                                     if sent by facsimile transmission, be deemed to have been received if sent between 9.00 am and 5.00 pm (local time in the place to which it is sent) on a working day in that place, when transmission has been completed or, if sent at any other time, at 9.00 am (local time in the place to which it is sent) on the next working day in that place provided in each case that the party sending the facsimile transmission shall have received a transmission receipt; and

(ii)                                  if sent by courier, be deemed to have been delivered three working days (in the place to which it is sent) after being delivered into the custody of a courier in an envelope addressed to it at its address (determined in accordance with this Section 9),

Either party may change its address for notices at any time by written notice to the other party in accordance with this provision.

4.                                      This letter constitutes the entire agreement between Genmar and Unipec and supersedes and extinguishes all previous drafts, agreements, arrangements and understandings between them, whether written or oral, relating to its subject matter.

5.                                     No term of this letter shall be enforceable by a third party (being any person other than Genmar and Unipec).

6.                                      The parties hereto agree that this letter and the transactions contemplated hereby shall not be disclosed, in writing, as a press release or otherwise, to any person or entity without the prior written consent of the other party, except as may be required by law, regulatory authority, stock exchange rule or regulation or a court of competent jurisdiction.

7.                                      A variation of the terms of this letter shall be in writing and signed by or on behalf of both Genmar and Unipec.

8.                                      Any waiver of any right under this letter is only effective if it is in writing and signed by the waiving or consenting party and it applies only in the circumstances for which it is given, and shall not prevent the waiving party from subsequently relying on the provision it has waived. Except as expressly stated, no failure to exercise or delay in exercising any right or remedy provided by this letter or by law constitutes a waiver of such right or remedy or shall prevent any future exercise in whole or in part thereof and no single or partial exercise of any right or remedy under this letter shall preclude or restrict the further exercise of any such right or remedy.

9.                                      All rights under this letter are personal to Genmar and Unipec and may not be assigned.

10.                               Genmar and Unipec shall pay their own costs and expenses incurred in the preparation, execution and carrying into effect of this letter.

11.                               This letter and any disputes or claims arising out of or in connection with its subject matter or formation (including non-contractual disputes or claims) are governed by and construed in accordance with the law of England.

12.                               The courts of England have exclusive jurisdiction to settle any dispute or claim that arises out of or in connection with this letter or its subject matter or formation (including non-contractual disputes or claims).

Please confirm your agreement to the terms of this letter by signing the acknowledgement hereunder.

Yours faithfully,

/s/ Sean Bradley
Sean Bradley
on behalf of General Maritime Management LLC

Acknowledged and agreed by:

/s/ Zheng Wang
Zheng Wang
on behalf of Unipec UK Company Limited